UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Norfolk Southern Corporation

(Name of Registrant as Specified In Its Charter)

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The following communication was distributed to employees of Norfolk Southern Corporation on May 6, 2024.

RE: Update on our May 9 Annual Meeting of Shareholders

Team –

Thank you all for your ongoing dedication to Norfolk Southern. As our Annual Meeting is just days away, I wanted to provide an update on the process and what you can do to support our company.

The board and management team have continued to meet with shareholders discussing the strong progress we are making to deliver on our goals and chart A Better Way for the industry. Our strategy for Norfolk Southern is about growing safely and responsibly to create a more productive, efficient railroad. We’ve gained real momentum by being focused, active, and decisive. As a result of your hard work, Norfolk Southern is now an industry leader in safety and has achieved substantial operational gains. Customers, unions, regulators, and elected officials recognize that we are executing the right strategy and doing it the right way – by collaborating with our stakeholders so we win together.

As we approach our Annual Meeting, this is a critical moment. If you haven’t already, there is still time to cast your vote to protect Norfolk Southern and the progress we have made.

What happens next?

The Annual Meeting is virtual only and will start at 8:30 a.m. ET on Thursday, May 9th. A registration link can be found here. Only shareholders of record or their legal proxies can register and participate. After the vote count is finalized, the results will be publicly available on our website here.

Can you still vote?

If you own shares, yes. Every vote is important – regardless of how many shares you own. This year your vote is more important than ever because it will decide the future of our railroad. If you are a shareholder and haven’t voted yet, we urge you to vote FOR ONLY Norfolk Southern’s 13 director nominees using the WHITE proxy card TODAY. Since time is short, we encourage you to submit your proxy electronically by following the simple instructions on your WHITE proxy card or related email. Please be sure to vote with respect to each account in which you hold shares. Employees who hold shares through our employee plans should remember that electronic voting cuts off at 11:59 p.m. EDT TODAY – we urge you to vote promptly. For more information on how to vote, please click here. You can also call our proxy solicitor with any questions: Innisfree M&A Incorporated, (877) 750-9496 (toll-free from the U.S. and Canada).

What can you do?

Continue to stay focused. I know this situation has been distracting, and I’m deeply grateful for your dedication to our business, each other, and our customers. You have remained steadfast and as a result, we have operated safely, made substantial progress, served our customers, and captured growth. There’s nothing this thoroughbred team can’t accomplish and I’m truly excited about the opportunities we have ahead, which wouldn’t be possible without your hard work and commitment to our railroad.

Sincerely,

Alan

Important Additional Information

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Concerning Participants

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.